EXHIBIT 99.1

Contact(s):	Media Inquiries:	Visteon Corporation
	Jim Fisher	Corporate Communications
	313-755-0635	17000 Rotunda Drive
	jfishe89@visteon.com	Dearborn, MI 48126
Facsimile: 313-755-7983

Investor Inquiries:
Derek Fiebig
313-755-3699
dfiebig@visteon.com

     News Release

VISTEON DECLARES FIRST QUARTER 2004 DIVIDEND

DEARBORN, Mich., January 16, 2004 — The Board of Directors of Visteon Corporation (NYSE: VC) has declared a quarterly dividend of $0.06 per share on the company’s common stock. The dividend is payable on March 1, 2004, to shareholders of record as of January 30, 2004. Visteon has paid a dividend each quarter since it became an independent, publicly traded company in June 2000.

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has about 75,000 employees and a global delivery system of more than 180 technical, manufacturing, sales, and service facilities located in 25 countries.

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Visteon news releases, photographs and product specification details are available at www.visteon.com